EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated September 23, 2003 on the statements of condition and related bond portfolios of Van Kampen Focus Portfolios, Municipal Series 459 as of September 23, 2003 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
September 23, 2003